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                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT


Simple Shoes, Inc.                                          (California)
Holbrook Limited                                            (Hong Kong)
Phillipsburg Limited                                        (Hong Kong)
Ugg Holdings, Inc.                                          (California)
Deckers Europe B.V.                                         (The Netherlands)